Exhibit 99(c)

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	November 2018
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 10, 2018, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2018 to October 31, 2019. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	November 2018		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.022	34%	$0.022	34%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.043	66%	0.043	66%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.065	100%

October 31, 2018
Average annual total return* on NAV for the 5 years				9.48%
Annualized current distribution rate as a percentage of NAV				8.61%
Cumulative total return on NAV for the fiscal YTD				-1.26%
Cumulative fiscal YTD distributions as a percentage of NAV				8.61%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	December 2018
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 10, 2019, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2018 to October 31, 2019. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	December 2018		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.025	38%	$0.048	37%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	-	-	0.068	52%
Return of Capital (or Other Capital Source)	0.040	62%	0.014	11%
Total (per common share)	$0.065	100%	$0.130	100%

November 30, 2018
Average annual total return* on NAV for the 5 years				11.35%
Annualized current distribution rate as a percentage of NAV				8.24%
Cumulative total return on NAV for the fiscal YTD				5.22%
Cumulative fiscal YTD distributions as a percentage of NAV				0.69%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	January 2019
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 11, 2019, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2018 to October 31, 2019. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	January 2019		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.013	20%	$0.060	31%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.052	80%	0.131	67%
Return of Capital (or Other Capital Source)	-	-	0.004	2%
Total (per common share)	$0.065	100%	$0.195	100%

December 31, 2018
Average annual total return* on NAV for the 5 years				9.51%
Annualized current distribution rate as a percentage of NAV				8.91%
Cumulative total return on NAV for the fiscal YTD				-2.02%
Cumulative fiscal YTD distributions as a percentage of NAV				1.48%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	February 2019
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 11, 2019, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2018 to October 31, 2019. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	February 2019		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.019	29%	$0.081	31%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.040	61%	0.169	65%
Return of Capital (or Other Capital Source)	0.006	10%	0.010	4%
Total (per common share)	$0.065	100%	$0.260	100%

January 31, 2019
Average annual total return* on NAV for the 5 years				10.66%
Annualized current distribution rate as a percentage of NAV				8.28%
Cumulative total return on NAV for the fiscal YTD				6.21%
Cumulative fiscal YTD distributions as a percentage of NAV				2.07%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	March 2019
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable April 10, 2019, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2018 to October 31, 2019. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	March 2019		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.026	40%	$0.107	33%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.039	60%	0.218	67%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.325	100%

February 28, 2019
Average annual total return* on NAV for the 5 years				10.55%
Annualized current distribution rate as a percentage of NAV				8.08%
Cumulative total return on NAV for the fiscal YTD				9.51%
Cumulative fiscal YTD distributions as a percentage of NAV				2.69%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice
Notification of Sources of Distribution Distribution Period	April 2019
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable May 10, 2019, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2018 to October 31, 2019. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	April 2019		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.018	27%	$0.125	32%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.044	68%	0.265	68%
Return of Capital (or Other Capital Source)	0.003	5%	-	-
Total (per common share)	$0.065	100%	$0.390	100%

March 31, 2019
Average annual total return* on NAV for the 5 years				10.37%
Annualized current distribution rate as a percentage of NAV				7.79%
Cumulative total return on NAV for the fiscal YTD				14.31%
Cumulative fiscal YTD distributions as a percentage of NAV				3.25%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.